UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 26, 2012, VeriFone Systems, Inc. (the "Company") announced that its Board of Directors has appointed Ms. Wenda Harris Millard, President and Chief Operating Officer of MediaLink LLC, to serve as a director, effective as of September 26, 2012. Ms. Millard will also serve on the Compensation Committee of the Company's Board of Directors. A copy of the Company's press release announcing Ms. Millard's appointment is attached as an exhibit to this filing.

With Ms. Millard's appointment, the Company's Board of Directors now comprises nine members.

The Company will enter into an indemnification agreement with Ms. Millard, whereby the Company will indemnify Ms. Millard and advance expenses and costs incurred by her in connection with certain claims, suits, or proceedings arising as a result of her service on the Board of Directors.

Ms. Millard has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Ex-10.1	Form of Indemnification Agreement*

Ex-99.1	Press Release, dated September 26, 2012, titled "Wenda Harris Millard Joins VeriFone Board of Directors"
________________

* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: September 26, 2012	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-10.1	Form of Indemnification Agreement*

Ex-99.1	Press Release, dated September 26, 2012, titled "Wenda Harris Millard Joins VeriFone Board of Directors"
________________

* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.